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                                                                   EXHIBIT 10.20

                           STOCK DISPOSITION AGREEMENT
                               (this "Agreement")

         THIS AGREEMENT is effective as of the 7th day of May, 1998, and is by and among the NORTHERN TRUST BANK OF FLORIDA, N.A., TRUSTEE U/A/W LORAINE BOOTH GIMRE TRUST ("Borrower"), LENNOX INTERNATIONAL INC., a Delaware corporation ("Lennox"), and the NORTHERN TRUST BANK OF FLORIDA, N.A., a national banking association (the "Bank").

                             PRELIMINARY STATEMENTS:

         WHEREAS, Borrower is the owner of 6,946 SHARES of the capital stock of Lennox (the "Pledged Stock"); and

         WHEREAS, it is the desire of the parties hereto that the Bank make a term loan to Borrower in the principal amount of $2,800,000.00 maturing as of MAY 7, 2000 (the "Loan") which shall be evidenced by a term note dated of even date herewith (together with any and all renewals, extensions, modifications and replacements thereof, the "Note") and secured by the Pledged Stock pursuant to a Security Agreement-Pledge executed by Borrower and delivered to the Bank and dated of even date herewith ("Security Agreement")(collectively referred to as the "Loan Documents"); and

         WHEREAS, Lennox has determined that it is in its best interests to enter into this Agreement to make provision for the potential future disposition of its stock; and

         WHEREAS, the Pledged Stock is subject to certain restrictions, including a right of first refusal in favor of Lennox under the terms of its Certificate of Incorporation; and

         WHEREAS, the Pledged Stock has value to the Bank as security only to the extent that the Bank can be assured that, upon the default of Borrower under the Note, there will be available a ready buyer or market for the Pledged Stock.

         NOW, THEREFORE, in consideration of the premises and covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   AGREEMENTS:

         1. Conditions on the Ownership and Restrictions on the Transfer of the Pledged Stock. Except as provided in Paragraph 2(b) hereof, the Borrower's ownership and the rights of the Bank with respect to the Pledged Stock are subject to the following:


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                  (a) Pursuant to Article Sixteenth of the Lennox Restated
         Certificate of Incorporation, "No sale, assignment, transfer or other disposition... shall be effective unless and until there is compliance with the...terms and conditions" set forth therein. The Restated Certificate of Incorporation of Lennox is attached hereto and incorporated herein as EXHIBIT "A".

The parties hereto understand and agree that the Borrower's rights in and to the Pledged Stock and any rights of the Bank thereto created as a result of the Loan Documents are, except as provided in Paragraph 2(b) hereof, expressly conditioned upon the above conditions set forth and referenced above in this Paragraph 1, but Lennox hereby consents to the pledge of the Pledged Stock pursuant to the Security Agreement.

         2. Disposition of Pledged Stock.

                  (a) At any time after the occurrence of any event of default under any of the Loan Documents (an "Event of Default"), the Bank shall have the right to request and Lennox agrees to use its best efforts to perform one of the following: (a) within ninety (90) days of such demand, procure a ready and willing buyer for the Pledged Stock at their Value as such term is defined below; (b) within ninety (90 ) days of such demand, purchase from the Bank the Pledged Stock at their Value ; or (c) with written consent of the Bank as to this option, as soon as practicable, register the Pledged Stock pursuant to the Securities Act of 1933; provided that (i) Lennox shall have the option to perform under clause (a), (b) or (c) above so long as performance is completed within the time specified (during which time interest shall continue to accrue on the Note at the default rate (as defined in the Loan Documents), and (ii) neither the buyer under clause (a) above nor Lennox under clause (b) above shall be required to purchase Pledged Stock in excess of the number of shares pledged to secure the Note and required to pay the Bank an amount equal to the aggregate amount of the then outstanding indebtedness secured by the Pledged Stock, as at the time of purchase. Notwithstanding anything else to the contrary herein, Lennox shall not be required to take any action pursuant to this Agreement that would cause Lennox to be in default under (i) the Revolving Credit Agreement dated as of December 4, 1991, as amended, among Lennox, the banks named on the signature pages thereof, and The Northern Trust Company, as Agent, or (ii) any note purchase agreements entered into in December 1991, December 1993, July 1995 and April 1998, between Lennox and various note purchasers, as in effect on the date hereof, where the outstanding amount of a long term note issued thereunder exceeds $3,000,000; provided, however, that Lennox and Borrower agree that they will provide the Bank with a letter from the Chief Executive Officer, Chief Financial Officer or General Counsel as of the date of this Agreement and, thereafter, on a quarterly basis, certifying that Lennox is not in default under any of the documents referred to in this sentence and that there is no default occurring therein relating to this Agreement as of the date of any such request by the Bank and failure by Borrower and Lennox to provide such a letter shall be an Event of Default under the Bank's Loan Documents and an Event of Default for purposes of the defined term used herein.


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                  (b) If an Event of Default shall occur, the Bank shall also have the right, subject to the conditions set forth in Paragraph 1 hereof, to procure a buyer for the Pledged Stock; provided the Bank shall first offer the shares of the Pledged Stock to Lennox, whether or not the aggregate Value of the Pledged Stock shall be sufficient to pay in full all then outstanding indebtedness secured by the Pledged Stock; and provided, further, that the Bank's obligation to make such offer shall terminate in the event Lennox fails to exercise its right of first refusal by paying the Bank the Value of the Pledged Stock in cash within thirty (30) days of such offer.

                  (c) The "Value" of each share of the Pledged Stock shall be determined depending on whether the Pledged Stock is traded on any security exchange according to the following procedure:

                  (i) If the Pledged Stock is not traded on any public exchange, then the Value shall mean the fair market value of a share of common stock of Lennox as most recently fixed pursuant to the process for determination of value set forth in Paragraph (d) of Article Sixteen, which shall have been determined (prior to the date of the event giving rise to the use and application of such term) by independent consultants to Lennox selected and appointed by its Board of Directors for the purpose of ascertaining the applicable market value ("Applicable Market Value"). Such independent consultants shall fix and determine the fair market value of a share of common stock of Lennox on a quarterly basis following the end of each calendar quarter. In ascertaining such value (sometimes identified as the "non-marketable minority" value), such consultants shall consider the latest available financial statements and financial information of Lennox, projections and internal information relating to Lennox prepared by its management and furnished to such consultants for the purpose of their analysis, publicly available information concerning other companies and the trading markets for certain other companies' securities and all other information such consultants believe relevant to their inquiry. The value of a share of common stock shall be discounted to reflect, as and to the extent deemed appropriate by the independent consultants, the minority nature of any individual's shareholding and the lack of a public market for the common stock and its consequent illiquidity.

                  (ii) If the Pledged Stock is traded on any public exchange, the Value shall mean the price of a share of common stock as determined by the normal and usual method used to value common stock on the securities exchange on which the Lennox common stock may at the time be listed.

         3. Method of Demand. The right to demand performance by Lennox as described in Paragraph 2 hereof shall be exercised by the Bank giving written notice to Lennox (at the address set forth in Paragraph 6(c) below) of the Event of Default and the Bank's demand for such performance by Lennox. The date of such notice is herein referred to as the "Notice Date." Any delay by the Bank in exercising such right after the occurrence of an Event of Default shall not operate as a waiver of such right or any other right provided for herein. Upon receipt of such demand, Lennox shall advise the Bank in writing within fifteen
(15) business days whether it intends to perform under clause (a), (b) or (c) of Paragraph 2(a) hereof.


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         4. Method of Payment. The purchase price of the Pledged Stock (the
"Purchase Price") shall be its Value as provided in Paragraph 2(c) hereof, and the full Purchase Price shall be paid in cash on the Closing Date as set forth in Paragraph 5 below.

         5. Closing Date. Any purchase of the Pledged Stock by Lennox or a buyer procured by Lennox pursuant to Paragraph 2 hereof shall occur in Dallas, Texas at the principal office of Lennox or such other address in Dallas, Texas as Lennox shall designate, on a date mutually agreed by the Bank and Lennox, which date shall be not later than the last date for performance by Lennox or such buyer under Paragraph 2 hereof (the "Closing Date"). At the closing, the Bank shall deliver the certificates being purchased, duly endorsed or with duly completed stock powers, and the buyer of the Pledged Stock shall deliver to the Bank, the Purchase Price required to be paid on the Closing Date pursuant to Paragraph 4 above, which shall be payable through a wire transfer or a cashier's check in United States dollars from a bank acceptable to the Bank.

         6. Miscellaneous.

                  (a) This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns;

                  (b) Borrower shall reimburse Lennox for its reasonable out-of-pocket expenses (not including any Purchase Price paid by Lennox hereunder) in performing its obligations hereunder after an Event of Default has occurred;

                  (c) All notice and other communications provided for herein shall be validly given, made or served, if in writing and delivered personally or sent by certified mail, return receipt requested, postage prepaid:

                  if to the Bank: Northern Trust Bank of Florida, N.A.
                                  1515 Ringling Blvd.
                                  Sarasota, FL 34236
                                  Attention:  Peter L. Biegel,
                                              Senior Vice President


                  if to Lennox:   Lennox International Inc.
                                  P. O. Box 799900
                                  Dallas, Texas 75379-9900
                                  Attention:  Chief Financial Officer




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                  if to Borrower: Northern Trust Bank of Florida/Sarasota, N.A.
                                  Trustee U/A/W Loraine Booth Gimre Trust
                                  1515 Ringling Blvd.
                                  Sarasota, FL 34236
                                  Attention:  William C. Garr

                  (d) This Agreement contains the entire agreement between the parties hereto with respect to the disposition of stock contemplated herein and supersedes all prior agreements or understandings, if any, between the parties hereto relating to the subject matter hereof, and may not be modified except by written agreement signed by all of the parties hereto.

                  (e) The captions of each paragraph hereof are entered as a matter of convenience only and shall not be considered to be of any effect in the construction of this Agreement.

                  (f) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. THIS AGREEMENT HAS BEEN ENTERED INTO IN DALLAS COUNTY, TEXAS, SHALL BE PERFORMABLE FOR ALL PURPOSES IN DALLAS COUNTY, TEXAS AND THE BORROWER, LENNOX AND THE BANK AGREE THAT DALLAS COUNTY, TEXAS IS PROPER VENUE FOR ANY ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND THAT NO SUCH COURT IS AN INCONVENIENT FORUM. BORROWER, LENNOX AND THE BANK AGREE THAT SERVICE OF PROCESS UPON ANY OF THEM MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, AT THEIR ADDRESSES SPECIFIED ABOVE OR DETERMINED IN ACCORDANCE WITH THE PROVISIONS OF THIS AGREEMENT. NOTHING HEREIN OR IN ANY OF THE LOAN DOCUMENTS SHALL AFFECT THE RIGHT OF THE BANK TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

                  (g) All representations and warranties contained herein shall survive the execution of this Agreement.

                  (h) This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

         THIS STOCK DISPOSITION AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.


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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


              LENNOX:       LENNOX INTERNATIONAL INC.

                            By:      /s/ Clyde Wyant
                                     Clyde Wyant
                                     Executive Vice President, Chief Financial
                                     Officer and Treasurer


              BORROWER:     NORTHERN TRUST BANK OF FLORIDA, N.A.
                            TRUSTEE U/A/W LORAINE BOOTH GIMRE
                            TRUST


                            By:      /s/ William C. Gaan
                            Name:    William C. Gaan
                            Title:   Vice President


              BANK:         NORTHERN TRUST BANK OF FLORIDA, N.A.


                            By:      /s/ Peter L. Biegel
                            Name:    Peter L. Biegel
                            Title:   Senior Vice President







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